Exhibit 99.1

Summary of 2008 Compensatory Arrangements with Executive Officers*

Executive Officer	Annual Salary
Leo Berlinghieri, Chief Executive Officer and President	$530,000

Gerald G. Colella, Vice President, Chief Business Officer and Acting Group VP, PRG Products	$365,000

John T.C. Lee, Group VP CIT and Ion Systems Products	$275,000

Frank Schneider, Vice President & General Manager, Ion Systems	$242,050

John A. Smith, Vice President and Chief Technology Officer	$295,000

William D. Stewart, Vice President & General Manager, Vacuum Products Group	$260,000

Ronald C. Weigner, Vice President and Chief Financial Officer	$275,000

*	Mr. Schneider was an executive officer of MKS Instruments, Inc. (the “Company”) during the year ended December 31, 2007 and constitutes a “named executive officer” under the rules of the Securities and Exchange Commission. Mr. Schneider is no longer an executive officer of the Company.